SpringBig Holdings, Inc. Announces Pricing of $4.0 Million Public Offering

Boca Raton, Fla. -- May 26, 2023 -- SpringBig Holdings, Inc. (“springbig” or the “Company”) (NASDAQ: SBIG), a leading provider of SaaS-based marketing solutions, consumer mobile app experiences, and omnichannel loyalty programs to the cannabis industry, today announced the pricing of public offering of 13,061,014 shares of its common stock at an at-the-market price of $0.3037.
The closing of the offering is expected to occur on or about May 31, 2023, subject to the satisfaction of customary closing conditions.

Roth Capital Partners is acting as sole placement agent for the offering.

The gross cash proceeds to the Company from the offering are expected to be approximately $3.0 million, before deducting the placement agent’s fees and other offering expenses payable by springbig. Additionally, approximately $1.0 million of the Company’s existing Senior Secured Convertible Note (the “Note”), held by L1 Capital Global Opportunities (“L1 Capital”) will be cancelled in exchange for shares in the offering at the offering price. The Company intends to use the net proceeds from this offering for working capital and general corporate purposes, which includes the repayment of $750,000 of principal amount of the Note to L1 Capital upon the closing of the offering.

“We are delighted to have strengthened our balance sheet with this public offering and are appreciative of the willingness of L1 Capital to support the future growth of springbig” said Paul Sykes, CFO of springbig. “We continue to make significant progress along our path to profitability and now have the capital resources to continue to develop our business”

The securities being described above are being offered pursuant to a registration statement on Form S-1 (File No. 333-271353), as amended, that was declared effective by the U.S. Securities and Exchange Commission (“SEC”), on May 25, 2023 and an additional registration statement filed pursuant to Rule 462(b), which became automatically effective upon filing on May 26, 2023. The offering is being made solely by means of a prospectus. Copies of the final prospectus relating to and describing the terms of the offering will be filed with the SEC and may be obtained, when available, at the SEC’s website at www.sec.gov or by contacting Roth Capital Patners, LLC, 888 San Clemente Drive, Newport Beach, CA 92660 or by email at rothecm@roth.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act of 1933, as amended.

About springbig

springbig is a market-leading software platform providing customer loyalty and marketing automation solutions to cannabis retailers and brands in the U.S. and Canada. springbig’s platform connects consumers with retailers and brands, primarily through SMS marketing, as well as emails, customer feedback system, and loyalty programs, to support retailers’ and brands’ customer engagement and retention. springbig offers marketing automation solutions that provide for consistency of customer communication, thereby driving customer retention and retail foot traffic. Additionally, springbig’s reporting and analytics offerings deliver valuable insights that clients utilize to better understand their customer base, purchasing habits and trends. For more information, visit https://springbig.com/.

Forward Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “outlook,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to the risks and uncertainties described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 28, 2023, and other periodic reports filed by the Company from time to time with the SEC. These forward-looking statements involve a number of risks and uncertainties (some of which are beyond the control of springbig), and other assumptions, which may cause the actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements other than as required by applicable law. The Company does not give any assurance that it will achieve its expectations.

Investor Relations Contact
Ryan Flanagan
ICR Strategic Communications & Advisory
ir@springbig.com